RELEASE AND SETTLEMENT AGREEMENT

THIS made as of the 29Th day of November, 2006.

BETWEEN:

SERVICE AIR GROUP INC., a British Columbia company

(“SAGCA”)

AND:

SERVICE AIR GROUP, INC., a New Jersey company

(“SAG”)

 WHEREAS

A.	SAGCA and SAG entered into a share exchange agreement with an effective date of April 1, 2006 (the “Exchange Agreement”), which the parties hereby agree to rescind and cancel;

B.
Pursuant to the terms of the Exchange Agreement, SAGCA issued 4,125,000 Class B Non-Voting Shares (the “SAGCA Shares”) to SAG and SAG issued 4,125,000 restricted shares of common stock (the “SAG Shares”) to SAGCA;

C.
The parties have agreed to, among other things, release one another from all claims and issues that they now may have or which may arise against one another, in connection with the Exchange Agreement and share issuances made pursuant thereto in consideration for the return of the SAGCA Shares and the SAG Shares, subject to the terms and conditions contained herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the covenants and agreements set out herein, the parties hereto covenant and agree as follows:

1.	DEFINITIONS

1.1	Any capitalized term not defined herein shall have the meaning as set out in the Exchange Agreement.

2.	TRANSFER OF SAGCA SHARES

2.1
SAG and SAGCA acknowledge and consent to the immediate transfer to the other party, or their nominees (the “Transferees”) of the SAG Shares or SAGCA Shares, as applicable, held by them. For the purposes of this paragraph 2.1, the parties agree to execute the Consent to Transfer attached hereto as Schedule "A" and Schedule “B”.

2.2
SAG and SAGCA hereby agree to execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the transfer of the SAG and SAGCA Shares.

3.	RELEASES OF AND BY SAGCA

3.1
SAG hereby agrees that, upon execution and transfer of the SAG and SAGCA Shares in accordance with the provisions of this Agreement, all claims will be fully satisfied and extinguished and SAG will remise, release and forever discharge SAGCA, and its directors, officers and employees from any and all manner of actions, causes of action, suits, debts, sums of money, due accounts, dues, bonds, covenants, contracts, claims, demands, damages, costs, expenses and any and all legal obligations of any and every kind and nature whatsoever, at law or in equity or under any statute, whether known or unknown, suspected or unsuspected and which SAG had or may now have or which it hereafter may have for or by reason of any matter, cause or thing and, in particular, but without limitation, for or by reason of any matter, cause or thing which has been or may be sustained in consequence of SAG’s relationship with SAGCA.

3.2
SAGCA hereby agrees that, upon execution and transfer of the SAG and SAGCA Shares in accordance with the provisions of this Agreement, all claims will be fully satisfied and extinguished and SAGCA will remise, release and forever discharge SAG from any and all manner of actions, causes of action, suits, debts, sums of money, due accounts, dues, bonds, covenants, contracts, claims, demands, damages, costs, expenses and any and all legal obligations of any and every kind and nature whatsoever, at law or in equity or under any statute, whether known or unknown, suspected or unsuspected and which SAGCA had or may now have or which it hereafter may have for or by reason of any matter, cause or thing and, in particular, but without limitation, for or by reason of any matter, cause or thing which has been or may be sustained in consequence of SAGCA’s relationship with SAG.

3.3
Each party acknowledges that in making this Agreement they have been advised and have had an opportunity to obtain independent legal advice, they have exercised their own independent judgment and they have not been influenced to any extent whatsoever by any representations, statements or conduct of any description whatever on the part of any other parties to this Agreement.

4.	GENERAL

4.1
Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

4.2	This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors, and assigns.

4.3
The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

4.4	This Agreement will be governed by and construed in accordance with the law of British Columbia.

4.5
Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Canada and the United States, the notice to the addresses set forth on the first page of this agreement (or to such other address or facsimile number as any party may specify by notice in writing to another party). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

4.6	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.7
The provisions herein contained constitute the entire agreement between the parties and supersede all previous understandings, communications, representations and agreements, whether written or verbal, between the parties with respect to the subject matter of this Agreement.

4.8
In this Agreement, wherever the singular or masculine is used the same will be deemed to include the plural, feminine or body politic or corporate and also the successors and assigns of the parties hereto and each of them where the context of the parties so require.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SERVICE AIR GROUP INC. (BC, Canada)

Per:_/s/ Jag Dhillon (President/CEO)
Authorized Signatory

SERVICE AIR GROUP, INC. (NJ, USA)

Per: /s/ Mohammad Sultan (President/CEO)
Authorized Signatory

SCHEDULE "A"

November 29, 2006

Dear Sirs:

Re: SERVER AIR GROUP INC. NJ, USA (the “Company”)

We are the beneficial shareholder of 4,125,000 common shares (the “Shares”) of the Company.

We hereby consent to the transfer and cancellation/return to treasury, of the Shares of the Company beneficially owned by Service Air Group Inc. (BC, Canada) and registered in the name of Service Air Group Inc. (BC, Canada).

EXECUTED THIS 29Th day of November, 2006.

SERVICE AIR GROUP INC. (BC, Canada)

Per:/s/ Jag Dhillon (President/CEO)
Authorized Signatory

SCHEDULE "B"

November 29, 2006

Dear Sirs:

Re: SERVER AIR GROUP INC. BC, Canada (the “Company”)

We are the beneficial shareholder of 4,125,000 Class B non-voting shares (the “Shares”) of the Company.

We hereby consent to the transfer and cancellation/return to treasury, of the Shares of the Company beneficially owned by Service Air Group Inc. (NJ, USA) and registered in the name of Service Air Group Inc. (NJ, USA)

EXECUTED THIS 29Th day of November, 2006.

SERVICE AIR GROUP INC. (NJ, USA)

Per: /s/ Mohammad Sultan (President/CEO)
Authorized Signatory